As filed with the Securities and Exchange Commission on August 20, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________
BILL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	83-2661725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6220 America Center Drive, Suite 100
San Jose, California 95002
(Address of Principal Executive Offices) (Zip Code)
2019 Equity Incentive Plan
2019 Employee Stock Purchase Plan
(Full title of the plans)

René Lacerte
Chief Executive Officer and Founder
BILL Holdings, Inc.
6220 America Center Drive, Suite 100
San Jose, California 95002
(650) 621-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________
Copies to:

Mark C. Stevens Dawn H. Belt Ran D. Ben-Tzur Jennifer J. Hitchcock Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Michael Dunn Michael Shaw BILL Holdings, Inc. 6220 America Center Drive, Suite 100 San Jose, California 95002 (650) 621-7700
____________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, BILL Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 4,603,143 additional shares of the Registrant’s common stock under the Registrant’s 2019 Equity Incentive Plan and 920,628 additional shares of the Registrant’s common stock under the Registrant’s 2019 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans.
This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on December 12, 2019 (Registration No. 333-235459), November 6, 2020 (Registration No. 333-249935), August 30, 2021 (Registration No. 333-259178), August 22, 2022 (Registration No. 333-267008), August 29, 2023 (Registration No. 333-274255), August 23, 2024 (Registration No. 333-281759), and August 28, 2025 (Registration No. 333-289918). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the Commission on August 20, 2026;
(b)    all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)    the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-39149) filed with the Commission on December 3, 2019 under Section 12(b) of the Exchange Act, as updated by the description of the Registrant's registered securities contained in Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Commission on August 29, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on a Current Report on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as amended.	10-Q	001-39149	3.1	02/07/2025

4.2	Second Amended and Restated Bylaws of the Registrant.	8-K	001-39149	3.2	02/17/2023

4.3	Form of Registrant’s Common Stock Certificate.	S-1/A	333-234730	4.1	12/2/2019

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2019 Equity Incentive Plan and forms of award agreements.	10-K	001-39149	10.4	08/29/2023

99.2	2019 Employee Stock Purchase Plan and forms of enrollment agreement.	10-K	001-39149	10.5	08/29/2023

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of August, 2026.

BILL HOLDINGS, INC.

By:	/s/ René Lacerte
René Lacerte Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints René Lacerte and Rohini Jain, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ René Lacerte	Chief Executive Officer and Director	August 20, 2026
René Lacerte	(Principal Executive Officer)

/s/ Rohini Jain	Chief Financial Officer	August 20, 2026
Rohini Jain	(Principal Financial and Accounting Officer)

/s/ Aida Alvarez	Director	August 20, 2026
Aida Alvarez

/s/Natalie Derse	Director	August 20, 2026
Natalie Derse

/s/ Peter Feld	Director	August 20, 2026
Peter Feld

/s/ Keri Gohman	Director	August 20, 2026
Keri Gohman

/s/ David Hornik	Director	August 20, 2026
David Hornik

/s/ Beth Johnson	Director	August 20, 2026

Beth Johnson

/s/ Lee Kirkpatrick	Director	August 20, 2026
Lee Kirkpatrick

/s/ Allie Kline	Director	August 20, 2026
Allie Kline

/s/ Allison Mnookin	Director	August 20, 2026
Allison Mnookin

/s/ Tina Reich	Director	August 20, 2026
Tina Reich

/s/ Dan Wernikoff	Director	August 20, 2026
Dan Wernikoff